Exhibit 4.2

FORM OF WARRANT

THE ISSUANCE OF THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY (IF THE COMPANY SO REQUESTS) THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

TERRAN ORBITAL CORPORATION

No. [●]

Number of Warrant Shares: [●]

Original Issue Date: [●]

Void After: [●]

FOR VALUE RECEIVED, TERRAN ORBITAL CORPORATION, a Delaware corporation (the “Company”), hereby certifies that [●], a [●] (together with its successors, transferees and assignees, the “Holder”), is entitled to purchase from the Company, at the election of the Holder, up to [●] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined), subject to adjustment as set forth herein, at a purchase price per share of $[●], subject to adjustment as set forth herein (the “Exercise Price”), on the terms and subject to the conditions set forth herein. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to that certain Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) entered into on the date hereof by the Company and the purchasers identified therein.

1. Definitions. As used in this Warrant, the following terms have the following respective meanings:

“Aggregate Exercise Price” means, with respect to any given exercise of this Warrant, an amount equal to the product of (a) the total number of Warrant Shares in respect of which this Warrant is being so exercised multiplied by (b) the Exercise Price then in effect as of the Exercise Date in accordance with the terms of this Warrant (including any amendments thereto).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close or are in fact closed.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close or are in fact closed.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company or any other class or series of capital stock of the Company into or for which such shares of common stock have been converted, exchanged, reclassified or otherwise changed.

“Exercise Date” means, with respect to any given exercise of this Warrant, the first Business Day occurring during the Exercise Period on which all of the conditions to such exercise set forth in Section 3 have been satisfied no later than 5:00 p.m., New York, New York local time.

“Fair Market Value” means, as of any given date, (a) if the Common Stock is traded on a national securities exchange, inter-dealer quotation system or over-the-counter bulletin board service during the Reference Period (as hereinafter defined) (or such shorter period of consecutive Trading Days within the Reference Period on which the Common Stock was so traded as may be mutually agreed between the Company and the Holder), the volume-weighted average of the closing prices per share of Common Stock, as reported by Bloomberg, or if not reported by Bloomberg, as reported by Morningstar, during the period of thirty (30) Trading Days ending on the Trading Day immediately prior to such date (the “Reference Period”), (b) if this Warrant is being exercised in connection with a reorganization, reclassification, consolidation, merger, sale, or similar transaction contemplated by Section 4(e), the per-share value of the consideration received by the holders of the outstanding shares of Common Stock (or other securities of the Company then constituting Warrant Shares) in connection therewith and (c) in any other case, the fair market value per share of Common Stock as jointly determined by the board of directors of the Company (the “Board”) in consultation with the Holder, each acting in good faith; provided that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within ten (10) Business Days after the Company’s receipt of the Exercise Notice, such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm selected by the Board with the consent of the Holder (not to be unreasonably withheld, conditioned or delayed) and engaged by the Company, which firm’s determination shall be final and conclusive, and the fees and expenses of which firm shall be borne equally by the Company and the Holder.

“Original Issue Date” means [●].

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Principal Exchange” means, as of any given time, the principal securities exchange or securities market on which the Common Stock is then listed or quoted.

“Trading Day” means any day on which the Common Stock is traded on the Principal Exchange.

“Warrant” means this Warrant and any warrant issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other securities of the Company purchasable from time to time upon exercise of this Warrant in accordance with the terms hereof.

2. Term of Warrant; Redemption of Warrant. This Warrant shall be exercisable at any time and from time to time during the period commencing on the Original Issue Date and ending upon the earlier to occur of (i) 11:59 p.m. (New York, New York local time) on the date that is five (5) years after the Original Issue Date or, if such date is not a Business Day, on the first Business Day thereafter (such date, the “Expiration Date”) or (ii) the time at which this Warrant has been exercised in respect of all of the Warrant Shares subject hereto (such period, the “Exercise Period”).

3. Exercise of Warrant.

(a) Exercise Procedures. The Holder may exercise this Warrant from time to time during the Exercise Period, for all or any portion of the Warrant Shares in respect of which it has not previously been exercised, by:

(i) surrendering this Warrant (or, in the case of the loss, theft or destruction of this Warrant, delivering an indemnity in accordance with Section 8(a)) to the Company, together with a duly completed and executed written notice in the form attached hereto as Exhibit A (each, an “Exercise Notice”), which, for the avoidance of doubt, once delivered, shall be irrevocable, except (A) during any waiting period with respect to Antitrust Filings that have been made or obtained in connection with such exercise or (B) as otherwise provided by this Agreement; and

(ii) paying the Aggregate Exercise Price to the Company in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as indicated in the applicable Exercise Notice:

(i) by delivering to the Company a certified or bank cashier’s check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company;

(ii) without payment of any cash consideration or other immediately available funds, by instructing the Company to issue the Warrant Shares for which the Holder has elected to exercise this Warrant on a net basis such that the total number of Warrant Shares to be issued to the Holder pursuant to such exercise is calculated using the following formula:

X = Y(A – B)

A

where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 3(a) (inclusive of the number of Warrant

Shares to be withheld by the Company in payment of the Aggregate Exercise Price (or portion thereof to be paid in the manner provided in this clause (ii));

A = the Fair Market Value of one Warrant Share as of the Exercise Date; and

B = the Exercise Price in effect as of the Exercise Date.

(iii) by surrendering to the Company securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (or portion thereof to be paid in the manner provided in this clause (iii)), which value shall be (x) in the case of debt securities, the principal amount thereof plus accrued and unpaid interest, (y) in the case of preferred stock, the liquidation value thereof plus declared and accumulated but unpaid dividends and (z) in the case of shares of Common Stock, the Fair Market Value thereof; or

(iv) any combination of the foregoing.

In the event that all or any part of the Aggregate Exercise Price is paid pursuant to any of the preceding clause (ii), (iii) or (iv) and the number of shares or other securities to be withheld by or surrendered to the Company in accordance therewith would result in the withholding or surrender of a fraction of a share or other security, the number of shares or other securities withheld by or surrendered to the Company shall be rounded up to the nearest whole number and the Company shall make a cash payment to the Holder (by delivery of a certified or bank cashier’s check payable to the order of the Holder or by wire transfer of immediately available funds to an account designated in writing by the Holder) in an amount equal to the product of (A) the fraction of a share or other security that otherwise would have been withheld or surrendered in the absence of the foregoing provisions of this sentence multiplied by (B) the value of such share or other security as of the Exercise Date, determined in accordance with the preceding clause (iii).

(c) Delivery of Stock Certificates. Upon receipt by the Company of an Exercise Notice, surrender of this Warrant and, if applicable, payment of the Aggregate Exercise Price (in accordance with Section 3(b) hereof), the Company shall, as promptly as practicable, and in any event no later than four (4) Trading Days thereafter, at the election of the Company as set forth in the Exercise Notice, either (i) cause the Company’s transfer agent to credit the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to a balance account with The Depository Trust Company, if such Warrant Shares are not subject to any securities legends and restrictions at such time, and otherwise to a balance account with the Company’s transfer agent, subject to any securities legends and restrictions then applicable, in the name of the Holder or, at the Holder’s instruction set forth in the Exercise Notice, the Holder’s agent or designee (subject to compliance with Section 5 below) or (ii) issue and deliver to the Holder or, at the Holder’s instruction set forth in the Exercise Notice, the Holder’s agent or designee (subject to compliance with Section 5 below) a certificate or certificates (at the Holder’s instruction set forth in the Exercise Notice), sent by reputable overnight courier to the address as specified in the Exercise Notice and registered in the Company’s share register in the name of the Holder or its agent or designee (as indicated in the Exercise Notice), representing the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Subject to Section 3(g), this Warrant shall be deemed to have been exercised and the applicable Warrant Shares shall be deemed to have been issued, and the Holder (or its agent or designee as indicated in the Exercise Notice) shall be deemed to have become the holder of record of such Warrant Shares for all purposes, as of the Exercise Date, regardless of the date on which such Warrant Shares are actually credited to the Holder’s (or its agent’s or designee’s) balance account or the date on which the certificate or certificates evidencing the Warrant Shares are actually delivered. The Company’s obligations to issue and deliver the Warrant Shares on the terms and subject to the conditions set forth in this Warrant are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same or any setoff, counterclaim, recoupment, limitation or termination. In addition to any other rights available to the Holder, if the Company fails to credit (or cause to be credited) the Holder’s (or its agent’s or designee’s) balance account for the Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant within three (3) Trading Days following the Exercise Date or to issue to the Holder (or its agent or designee) a certificate or certificates representing the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant and to register such Warrant Shares on the Company’s share register within three (3) Trading Days following the Exercise Date, as applicable, and if on or after such Trading Day the Holder or its broker purchases (in an open-market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon the exercise of this Warrant that the Holder anticipated timely receiving from the Company (a “Buy-In”), then the Company shall (A) pay in cash to the Holder, within two (2) Business Days of Holder’s request, the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder (in accordance with the foregoing provisions of this Section 3(c)) the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock, with an aggregate sale price giving rise to such purchase obligation of $10,000, then, pursuant to clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(d) Fractional Shares. The Company shall not be required to issue any fraction of a Warrant Share upon any exercise of this Warrant. In the event that the Holder would be entitled to purchase any fraction of a Warrant Share upon any exercise of this Warrant in the absence of the immediately preceding sentence, the Company shall, in lieu of issuing such fractional share, pay to the Holder an amount in cash (by delivery of a certified or bank cashier’s check payable to the order of the Holder or by wire transfer of immediately available funds to an account designated in writing by the Holder) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share as of the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired pursuant to Section 2(a) or shall have been fully exercised, the Company shall, concurrently with its delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase such Warrant Shares in respect of which this Warrant has not previously been exercised, which new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to each exercise of this Warrant, the Company hereby represents, covenants, and agrees:

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to each exercise of this Warrant, the Company hereby represents, covenants, and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such reasonable actions as may be necessary or appropriate to cause such Warrant Shares to be, validly issued, fully paid, and non-assessable, issued without violation of any preemptive or similar rights of any stockholder or other securityholder of the Company, free and clear of all taxes, liens, and charges and, subject to and in accordance with the applicable provisions of that certain Investor Rights Agreement, dated as of October 28, 2021, as amended, by and among the Company and the other parties thereto, as may be further amended from time to time, or restrictions under securities laws, eligible to be registered for resale under the Securities Act.

(iii) The Company shall take all such actions as may be necessary or appropriate to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities then constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv) The Company shall use commercially reasonable efforts to cause the Warrant Shares, as promptly as reasonably practicable following such exercise, to be listed on the Principal Exchange.

(iv) The Company shall use commercially reasonable efforts to cause the Warrant Shares, as promptly as reasonably practicable following such exercise, to be listed on the Principal Exchange.

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant other than the Aggregate Exercise Price; provided that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a sale of the Company (pursuant to a merger, combination, tender offer, sale of stock, sale of assets, business combination with a special purpose acquisition company or other blank-check company or otherwise), such exercise may, at the election of the Holder, be conditioned upon (i) the consummation of such transaction and (ii) the completion of any Antitrust Filings required in connection therewith, in which case such exercise shall not be deemed to be effective until such conditions are met; provided, further, however, that, in the case of clause (ii), without the consent of the Company, the date of exercise may not be specified by the Holder as a date that is more than 90 days from the date that the Holder elects to exercise any portion of its Warrant and if any Antitrust Filings have not been made or obtained within such 90 day (or shorter) period (as may be extended with the consent of the Company), the exercise notice in respect thereof shall be deemed to have been automatically rescinded.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock (or other securities constituting Warrant Shares), solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares then issuable upon the exercise of this Warrant, and shall at all times cause the par value per Warrant Share to be less than or equal to the Exercise Price then in effect. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or other securities constituting Warrant Shares) upon the exercise of this Warrant.

4. Adjustment to Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Shares issuable and the Exercise Price upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into account any prior adjustments pursuant to this Section 4).

(a) Reclassification of Shares. If the shares of Common Stock or other securities then constituting Warrant Shares are changed into the same or a different number of shares of any other class of capital stock or other securities of the Company, whether by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series or other relevant securities or otherwise (except as otherwise provided for in this Section 4), and whether automatically or by action of the holders thereof (a “Reclassification”), then, in lieu of the number of Warrant Shares for which this Warrant otherwise would have been exercisable immediately prior to such Reclassification, the Holder shall have the right, from and after such Reclassification, to exercise this Warrant for the number and kind of shares of capital stock or other securities of the Company as would have been issuable as a result of such Reclassification in respect of the Warrant Shares for which this Warrant otherwise would have been exercisable immediately prior to such Reclassification if this Warrant had been exercised in full and such Warrant Shares were issued and outstanding at the time of such Reclassification, all subject to further adjustment as provided herein at an Exercise Price consistent with the same.

(b) Subdivision or Combination of Shares. If the Company subdivides or combines its Common Stock or other securities of the Company then constituting Warrant Shares, then (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased and (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(c) Stock Dividends. If the Company pays any dividend or makes any distribution in respect of the Common Stock or other securities of the Company then constituting Warrant Shares that is payable in additional shares of Common Stock or such other securities, then (i) the Exercise Price shall be adjusted, from and after the date of determination of the stockholders of the Company entitled to receive such dividend, to be an amount equal to the product of (A) the Exercise Price in effect immediately prior to such date of determination multiplied by (B) the quotient of (x) the total number of shares of Common Stock or such other securities outstanding immediately prior to such dividend or distribution divided by (y) the total number of shares of Common Stock or such other securities outstanding immediately after such dividend or distribution and (ii) the number of Warrant Shares shall be proportionately adjusted such that the Aggregate Exercise Price shall remain unchanged.

(d) Pre-Exercise Dividends and Distributions. If the Company pays any dividend or makes any distribution (whether in cash, securities or other property) in respect of the Common Stock or other securities of the Company then constituting Warrant Shares (except as otherwise provided for in Section 4(c)), then the Board shall make provision so that, upon any exercise of this Warrant, the Holder shall be entitled to receive, in addition to the Warrant Shares issuable upon such exercise, such dividend or distribution to the extent that such dividend or distribution would have been paid or made, as applicable, in respect of the Warrant Shares issued upon such exercise had Warrant Shares been outstanding immediately prior to the record date for such dividend or distribution.

(e) Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company, (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (except for any transaction otherwise provided for in this Section 4), in each case which entitles the holders of Common Stock or other securities of the Company then constituting Warrant Shares (either directly or upon subsequent liquidation) to receive stock, securities or other property with respect to or in exchange for Common Stock, this Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of capital stock or other securities or property of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant), and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to ensure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities, or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any reorganization, reclassification, consolidation, merger, sale, or similar transaction contemplated by this Section 4(e), the Holder shall have the right to elect prior to the consummation of such event, action or transaction, to exercise this Warrant in accordance with Section 3 (notwithstanding any provision thereof that otherwise would restrict such exercise) instead of giving effect to the provisions contained in this Section 4(e).

(f) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the number of Warrant Shares pursuant to this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer of the Company setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than two Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer of the Company certifying the number of shares and class or series of capital stock, or the number or amount and kind of other securities or property, then constituting the Warrant Shares.

(g) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other securities then issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than (A) dividends or distributions otherwise provided for in, and subject to the Company’s compliance with, Section 4, (B) repurchases of capital stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or a right of first refusal by the Company, (C) repurchases of capital stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights, or (D) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase or otherwise receive any shares of capital stock of any class or any other securities of the Company or to receive any other security of the Company; or

(ii) of any reorganization, merger, consolidation or similar transaction involving the Company or any reclassification, conversion, exchange or similar transaction affecting the Company’s capital stock or any sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iv) the Expiration Date shall occur;

then, in each such case, the Company shall send or cause to be sent to the Holder at least five (5) Business Days prior to the applicable record date for, or the applicable anticipated effective date of, such action, transaction or event a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent, or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, merger, consolidation, reclassification, conversion, exchange, sale, dissolution, liquidation, winding-up or other applicable transaction is expected to occur, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or other securities of the Company then constituting Warrant Shares) shall be entitled to exchange their shares of Common Stock (or other securities of the Company then constituting Warrant Shares) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

(h) Exercise Floor. In the event that any adjustment to the Exercise Price pursuant to this Section 4 would require the Company to seek shareholder approval pursuant to NYSE rules, the Company shall use its reasonable best efforts to hold a special meeting of its shareholders within ninety (90) days following the effective date of the corporate action that would have triggered the adjustment to obtain approval for such adjustment to the Exercise Price and the proxy statement related to such special meeting will include a recommendation by the Company’s Board of the Directors that the shareholders of the Company vote in favor of such proposal. If the shareholders of the Company do not approve such adjustment, the Company will use its reasonable best efforts to obtain shareholder approval at the next annual meeting of shareholders and each subsequent annual meeting thereafter. Prior to obtaining the shareholder approval required by the prior sentence, the Exercise Price shall be deemed to be equal to $[the minimum price calculated under NYSE rules on the Closing Date].

(i) Restriction on Exercise. Unless permitted by the applicable rules and regulations of the NYSE, the Issuer shall not issue any Shares of Common Stock upon exercise of the Warrants which would cause the Common Stock held by Lockheed Martin or its Affiliates to exceed 30% of the Common Stock then outstanding. Notwithstanding the foregoing, such limitation shall not apply in the event that the Issuer (i) obtains the approval of its shareholders as required by the applicable rules of the NYSE for issuances of Shares of Common Stock in excess of such amount or (ii) the Issuer obtains the consent from the NYSE that such conversion in excess of such amount does not require shareholder approval under the applicable rules of the NYSE.

5. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and applicable securities laws and pursuant to the Business Combination Agreement (as defined in the Purchase Agreement) and the Business Combination Transaction Agreements (as defined in the Purchase Agreement), as applicable, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company with a properly completed and duly executed written notice of assignment, together with funds sufficient to pay any transfer taxes payable in connection with the making of such transfer. Upon such compliance, surrender, and delivery and, if required, such payment, the Company shall record (or cause to be recorded) such transfer on the books and records of the Company, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment and issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned, and this Warrant shall thereafter promptly be cancelled. Notwithstanding anything herein or in any legend to the contrary, the Company shall not require an opinion of counsel in connection with any sale, assignment, transfer or other disposition of this Warrant (or any portion hereof or any interest herein) or of any of the Warrant Shares to an affiliate (as defined in Regulation D) of the Holder; provided that such affiliate shall represent to the Company it is an “accredited investor” as defined in Regulation D.

6. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of any Warrant Shares, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give, or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance, or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant upon Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant identical to the Warrant so lost, stolen, mutilated, or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant and, if applicable, such other Warrants to the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder (or an agent or attorney-in-fact thereof) and, if applicable, the holders of such other Warrants. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may occur in connection with such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for the number of Warrant Shares for which the Warrant or Warrants so surrendered in accordance with such notice were exercisable in the aggregate.

8. No Impairment. The Company shall not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the purpose of this Warrant.

9. Compliance with the Securities Act. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 9 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless such issuance was registered under the Securities Act) or transfer of such Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THE ISSUANCE OF THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY (IF THE COMPANY SO REQUESTS) THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

10. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers or assignments thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

11. Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email during normal business hours of the recipient, and if not sent during normal business hours, then on the next succeeding Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the Company or the Holder, as applicable, at its address or email address as set forth on the signature page, or to such address or email address as subsequently modified by written notice given in accordance with this Section 11.

12. Cumulative Remedies. Except to the extent otherwise expressly provided herein, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

13. Equitable Relief. Each of the parties hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.

14. Entire Agreement. This Warrant (including the exhibits attached hereto) and the agreements referred to herein and in the Purchase Agreement) together constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter hereof and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

15. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Each successor or permitted assign of the Holder shall be deemed to be the Holder for all purposes hereunder.

16. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Warrant.

17. Headings

. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto. Unless otherwise specified or the context requires otherwise, (i) references herein to the “parties” or any “party” are to the parties to this Warrant, (ii) references herein to any agreement, instrument or other document (including this Warrant) are references to such agreement, instrument or other document, as applicable, as amended, restated, supplemented or otherwise modified from time to time and (iii) references herein to any statute, rule or regulation are references to such statute, rule or regulation, as applicable, as amended, restated, supplemented or otherwise modified from time to time, including through the promulgation of rules or regulations thereunder, and to any consolidation thereof or successor statute, rule or regulation, as applicable, thereto. As used herein, (A) the words “this Warrant,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import refer to this Warrant as a whole and not to any particular provision or part of this Warrant, (B) the words “any” and “or” express alternatives that are not mutually exclusive, (C) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation,” (D) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not mean simply “if” and (E) words importing the singular also import the plural, and vice versa.

18. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party granting such waiver. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

19. Severability

. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

20. Governing Law. THIS WARRANT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

21. VENUE; WAIVER OF JURY TRIAL.

(a) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE OTHER PARTY IN ANY WAY RELATING TO THIS WARRANT OR THE TRANSACTIONS RELATING HERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

22. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant or any Exercise Notice delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant or such Exercise Notice.

23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

Exhibit 4.2

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

TERRAN ORBITAL CORPORATION

By:

Name:

Title:

Address:

Attention:

Email:

Accepted and agreed:

By:

Name:

Title:

Address:

Attention:

Email:

Exhibit 4.2

Exhibit A

FORM OF EXERCISE NOTICE

To: TERRAN ORBITAL CORPORATION (the “Company”)

Attention: Chief Executive Officer

1. Exercise. The undersigned hereby elects, pursuant to the provisions of the attached Warrant, to purchaser [●] Warrant Shares (as defined in the attached Warrant) for an Aggregate Exercise Price (as defined in the attached Warrant) of $[●] and:

□ tenders herewith payment in cash in accordance with Section 3(b)(i) of the attached Warrant in satisfaction of $[●] of the Aggregate Exercise Price; and/or

□ instructs the Company to withhold Shares issuable upon such exercise, in lieu of a cash payment, in accordance with Section 3(b)(ii) of the attached Warrant in satisfaction of $[●] of the Aggregate Exercise Price; and/or

□ tenders herewith securities of the Company in accordance with accordance with Section 3(b)(iii) in satisfaction of $[●] of the Aggregate Exercise Price.

2. Conditional Exercise. Is this a conditional exercise pursuant to Section 3(g)?

□ Yes □ No

If “Yes,” indicate the applicable condition(s):

3. Manner of Delivery. Please issue the applicable Warrant Shares:

□ by crediting such Warrant Shares, if they are unrestricted and unlegended, to the undersigned’s account with The Depository Trust Company as set forth below, or otherwise to the undersigned’s account with the Company’s transfer agent.

Name:

DWAC Account Number:

□ by issuing a certificate or certificates as set forth below.

Name:

Address:

(Print name of the warrant holder)

By:

Name:

Title:

Date:

Email: